Exhibit 16.1

September 23, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Nova Vision Acquisition Corporation
CIK No: 0001858028

Dear Sir or Madam:

We have read Form 8-K dated September 23, 2022 of Nova Vision Acquisition Corporation (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no bias to agree or disagree with any other statements of the Registrant contained in Form 8-K.

/s/ Friedman LLP
New York, New York